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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              I-Sector Corporation
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             (Exact name of registrant as specified in its charter)

               Delaware                                 76-0515249
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

     6401 Southwest Freeway
             Houston, TX                                  77074
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(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class to be so registered                  Name of each exchange on which each class is
                                                            to be registered
Units, consisting of two shares of common stock,                      American Stock Exchange
$.01 par vaule, and one warrant to purchase one
share of common stock

Warrants to purchase common stock included in the units               Amercian Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form
relates:            (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of securities required by this Item is contained under the heading "Description of Securities" in our Registration Statement on Form S-2, File No. 333-113575, originally filed with the Securities and Exchange Commission on March 12, 2004, as amended to date and including any other amendments to such

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Registration Statement made prior to the effective date (collectively, the
"Registration Statement"). The Registration Statement is incorporated herein by reference.

ITEM 2.  EXHIBITS.

The following exhibits are filed as part of this registration statement:

         1.1      Form of Underwriting Agreement (5)

         3.1      Certificate of Incorporation of the Registrant (1)

         3.2      Amendment to the Certificate of Incorporation (3)

         3.3      Amendment to the Certificate of Incorporation (4)

         3.4      Amendment to the Certificate of Incorporation  (4)

         3.5      Amended and Restated By-Laws of the Registrant (2)

         4.1      Specimen Stock Certificate for Registrant's Common Stock (5)

         4.2      Form of Unit Certificate (5)

         4.3      Form of Warrant Agreement, including Form of Warrant (5)

         4.4      Form of Representative's Warrant (5)

         ----------------------------------

         (1) Incorporated by reference from Amendment No. 1 to Registrant's Registration Statement on Form S-1 (SEC File No. 333-09789), filed September 19, 1996

         (2) Incorporated by reference from Amendment No. 2 to Registrant's Registration Statement on Form S-1 (SEC File No. 333-09789), dated October 3, 1996

         (3) Incorporated by reference from Amendment No. 5 to Registrant's Registration Statement on Form S-1 (SEC File No. 333-09789), dated June 26, 1997

         (4) Incorporated by reference from the Registrant's Form 8-K (SEC File No. 001-31949), dated December 29, 2003

         (5) Incorporated by reference from Amendment No. 2 to Registrant's Registration Statement on Form S-2 (SEC File No. 333- 113575), dated May 3, 2004


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) I-Sector Corporation
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Date May 5, 2004
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By /s/ James H. Long
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         James H. Long
         President, Chief Executive Officer, and Chairman of the Board


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